Exhibit 99.1

NEWS RELEASE

NUVASIVE APPOINTS SKIP KIIL AS EXECUTIVE VICE PRESIDENT, INTERNATIONAL

SAN DIEGO – June 1, 2017 – NuVasive, Inc. (NASDAQ: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, today announced Skip Kiil is joining the Company as executive vice president, International. In this role, Mr. Kiil will oversee the Company’s international operations, reporting to NuVasive’s chairman and chief executive officer, Gregory T. Lucier, and serving on the Company’s executive leadership team.

Mr. Kiil brings to NuVasive more than 15 years of experience as a global medical technologies and life sciences business leader. He joins NuVasive from Alcon, a division of Novartis Corporation, where he most recently served as surgical head, Europe, Middle East, Africa and Russia.

“I am excited to welcome Skip as a member of the NuVasive executive leadership team,” said Mr. Lucier. “Skip has led complex, global commercial enterprises in Europe, the Middle East, Africa, Japan, Asia Pacific and the United States within the healthcare and spine technology industries. He brings significant strategic and operational expertise in market entry and development and proficiency in maintaining P&L responsibility, both of which are key elements as we scale and expand our high-growth international channels. We are pleased to have a global leader of Skip’s caliber join NuVasive’s world-class leadership team at this time as we accelerate past $1 billion in revenue, enhance our international operations and continue to change patients’ lives around the world.”

Mr. Kiil’s career includes extensive corporate experience in global markets. Prior to joining Alcon, Mr. Kill spent more than 12 years with Stryker Corporation, most recently as vice president and general manager, Medical Surgical Group, based in London and Rome. In that capacity, he was responsible for commercial operations for six strategic business units, including Neuro Spine/ENT, Surgical Instruments, Endoscopy, Sports Medicine and General Surgery/Visualization. Previously, as a senior leader at Stryker, Mr. Kill was general manager, MedSurg Japan, based in Tokyo. Prior to that, he had increasing corporate development, sales and marketing roles for Stryker in the United States. Mr. Kiil received a Bachelor of Science in Kinesiology from California State University, Fullerton and a Masters of Business Administration from University of Michigan.

NuVasive is the third largest global spine technology company with significant momentum to drive global growth and expansion as the Company seeks to double its international market share in the coming years. NuVasive is targeting international revenue growth at 20 percent or higher annually and scaling international operations to support the Company’s profitability expansion goals. The Company’s share-taking strategy and innovative product introductions drove growth across all of its international geographies including Europe, the Middle East, Asia Pacific and Latin America in the first quarter of 2017, leading to a 34% year-over-year increase on a reported basis in international revenues, excluding the impact of currency.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $962 million in revenues (2016), NuVasive has an approximate 2,300 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

Forward-Looking Statements

NuVasive cautions you that statements included in this news release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive's results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties which contribute to the uncertain nature of these statements include, among others, risks associated with acceptance of the Company's surgical products and procedures by spine surgeons, development and acceptance of new products or product enhancements, clinical and statistical verification of the benefits achieved via the use of NuVasive's products (including the iGA™ platform), the Company's ability to effectually manage inventory as it continues to release new products, its ability to recruit and retain management and key personnel, and the other risks and uncertainties described in NuVasive's news releases and periodic filings with the Securities and Exchange Commission. NuVasive's public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

858-458-2240

investorrelations@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

858-909-1940

media@nuvasive.com